UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2013

EHEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(Address of principal executive offices) (Zip Code)

(650) 584-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Xiamen Lease Renewal

On May 14, 2013, eHealth China (Xiamen) Technology Co., Ltd. (“eHealth China”), a wholly-owned indirect subsidiary of eHealth, Inc. (the “Company”), entered into a supplemental agreement (the “Supplemental Agreement”) with an effective date of April 1, 2013 with Xiamen Software Industry Investment & Development Co., Ltd. (the “Landlord”) to amend the Office Lease Contract dated as of March 31, 2006, as amended (the “Office Lease”). The Landlord was one of the original three parties to the Office Lease and assumed the rights and obligations of another party under the Office Lease. The Supplemental Agreement amends the Office Lease to, among other things, extend the term of eHealth China’s lease of approximately 3,666.43 square meters of office space in Xiamen, China (the “Xiamen Premises”) such that the lease expires on April 1, 2014. Under the terms of the Supplemental Agreement, the monthly base rent for the Xiamen Premises is RMB 172,322 per month (RMB 47 per square meter per month) and the security deposit under the lease was increased to RMB 527,823 accordingly.

The foregoing description of the terms of the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Agreement attached hereto as Exhibit 10.16.7.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.16.7	Supplemental Agreement, effective as of April 1, 2013, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	/s/ Stuart M. Huizinga
Stuart M. Huizinga
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.16.7	Supplemental Agreement, effective as of April 1, 2013, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.